As filed with the Securities and Exchange Commission on March 13, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	16-1434688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Savneet Singh
Chief Executive Officer
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Boris Dolgonos Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000	Cathy King Chief Legal Officer and Corporate Secretary PAR Technology Park 8383 Seneca Turnpike New Hartford, New York 13413 (315) 738-0600
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
PAR Technology Corporation
441,598 Shares of
Common Stock
This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 441,598 shares of our common stock. We issued the common stock covered by this prospectus to the selling stockholders, together with cash, as consideration for our recent acquisition (the “Acquisition”) of Stuzo Holdings, LLC (“SAM”).
We are not offering or selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of common stock by the selling stockholders.
The selling stockholders may offer and sell the shares at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, or at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.
We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” on page 13. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.
Our common stock is listed on the New York Stock Exchange under the symbol “PAR.” The last reported sales price of our common stock on March 12, 2024 was $44.11 per share.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page 6 of this prospectus as well as the risk factors and other information contained in any accompanying prospectus supplement or any related free writing prospectus, and in the documents we incorporate by reference into this prospectus or any accompanying prospectus supplement. See “Where You Can Find More Information.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Prospectus dated March 13, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in the common stock offered.
You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell our common stock. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus, or any sale of the common stock.
Neither we nor the selling stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any accompanying prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside of the United States.
In this prospectus, unless expressly indicated or the context otherwise requires, references to “PAR,” “we,” “us,” “our” and “the Company” refer to PAR Technology Corporation, a Delaware corporation, and its consolidated subsidiaries.
All references to “this prospectus” refer to this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements, and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding PAR and other companies that file materials electronically with the SEC. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.partech.com/investor-relations. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.
Incorporation of Certain Information by Reference
The SEC allows us to “incorporate by reference” information into this prospectus that we file with the SEC, which means we can disclose important information to you by referring you to documents filed separately with the SEC. The documents incorporated by reference are a part of this prospectus and contain important information that you should read to understand the nature of any investment by you in our common stock. We are incorporating by reference the documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 27, 2024;
•
the portions of our Definitive Proxy Statement for the 2023 Annual Meeting of Stockholders, as filed with the SEC on April 17, 2023, that are incorporated by reference into our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022;

•	our Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on January 4, 2024, February 14, 2024, March 1, 2024 and March 11, 2024; and
•
the description of our common stock included in our registration statement on Form 8-B (File No. 001-35987) filed on August 23, 1993, pursuant the Exchange Act, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 and including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part. These documents include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements on Schedule 14A filed with the SEC.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
PAR Technology Corporation
Attention: Investor Relations
PAR Technology Park 8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600
Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or replaces such statement. Any statement so modified shall not be deemed to constitute part of this prospectus except in its modified form and any statement so superseded shall not be deemed to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “can,” “could,” “continue,” “expect,” “estimate,” “future,” “goal,” “intend,” “may,” “opportunity,” “plan,” “should,” “strive,” “target,” “vision,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions and are inherently uncertain. Actual results and outcomes could differ materially from those expressed in or implied by forward-looking statements contained herein and in the documents incorporated by reference herein, including statements relating to and our expectations regarding: the plans, strategies and objectives of management for future operations, including our service and product offerings, our go-to-market strategies and the expected development, demand, performance, market share or competitive performance of our products and services; our ability to achieve and sustain profitability; projections of net revenue, margins, expenses, cash flows, or other financial items; our annual recurring revenue, active sites, subscription service margins, net loss, net loss per share and other key performance indicators and non-GAAP financial measures; our expectations about the availability and terms of product and component supplies for our hardware; the timing and expected benefits of acquisitions, divestitures, and capital markets transactions; our human capital strategies and engagement; current or future macroeconomic trends or geopolitical events and the impact of those trends and events on us and our business, financial condition, and results of operations; claims, disputes or other litigation matters; and assumptions underlying any of the foregoing. Factors, risks, trends, and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements include: our ability to successfully develop or acquire and transition new products and services and enhance existing products and services to meet evolving customer needs and respond to emerging technological trends, including artificial intelligence; our ability to add and maintain active sites, retain and manage suppliers, secure alternative suppliers, and manage inventory levels, navigate manufacturing disruptions or logistics challenges, shipping delays and costs; our ability to successfully attract, develop and retain necessary qualified employees to develop and expand our business, and execute product installations and respond to customer service level needs; the protection of our intellectual property; our ability to retain and add integration partners, and our success in acquiring and developing relevant technology for current, new, and potential customers for our service and product offerings; macroeconomic trends, such as a recession or slowed economic growth, fluctuating interest rates, inflation, and changes in consumer confidence and discretionary spending; geopolitical events, such as effects of the Russia-Ukraine war, tensions with China and between China and Taiwan, the Israel-Hamas conflict and other hostilities in the Middle East; risks associated with our international operations; the effects of global pandemics, such as COVID-19 or other public health crises; changes in estimates and assumptions we make in connection with the preparation of our financial statements, or in building our business and operational plans and in executing our strategies; disruptions in operations from data breaches and cyberattacks, including heightened risks due to the rapid development and adoption of artificial intelligence technologies globally; our ability to maintain proper and effective internal control over financial reporting; our ability to execute our business, operational plans, and strategies and manage our business continuity risks, including disruptions or delays in product assembly and fulfillment; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained herein and in the documents incorporated by reference herein, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC and the other information included or incorporated by reference herein and in any accompanying prospectus supplement. We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operations, financial condition, financial results and prospects, and that if any of these events occur, it could adversely affect the value of an investment in our common stock. Market, industry and other data included in this prospectus or incorporated by reference herein are from or based on our own internal good faith estimates and research, and on publicly available publications, research, surveys and studies conducted by third parties, which we believe are reliable, but have not independently verified. Similarly, while we believe our internal estimates and research are reliable, we have not independently verified our internal estimates or research. While we are not aware of any misstatements regarding any market, industry or other data used by us or expressed in this prospectus or incorporated by reference herein, such information, because it has not been verified or, by its nature—market surveys, estimates, projections or similar data—is inherently subject to uncertainties, and actual results may differ materially from the assumptions and circumstances reflected in this information.
You should read this prospectus, any prospectus supplement and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.
Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance.

ABOUT PAR TECHNOLOGY CORPORATION
Company Overview
PAR Technology Corporation, through its consolidated subsidiaries – ParTech, Inc. and PAR Government Systems Corporation, operates in two distinct reporting segments, Restaurant/Retail and Government.
Restaurant/Retail Segment
We provide leading omnichannel cloud-based software and hardware solutions to the restaurant and retail industries. Our product and service offerings include point-of-sale, customer engagement and loyalty, digital ordering and delivery, operational intelligence technologies, payment processing, hardware, and related technologies, solutions, and services. Our omnichannel solutions are used by more than 700 restaurant customers and can be found in more than 70,000 active restaurant locations. We provide enterprise restaurants, franchisees, and other restaurant outlets in the three major restaurant categories - quick service, fast casual, and table service - with operational efficiencies through a data-driven network with integration capabilities from point-of-sale to the kitchen, to fulfillment.
Our mission is to enable personalized experiences that connect people to the brands, meals, and moments they love; and our strategy to achieve this mission is grounded in delivering a unified experience across our comprehensive suite of subscription services, hardware, and professional services that simplifies our customers' operations, elevates their customer engagement, and drives their continued success.
PAR’s vision of unified experience is a single platform that provides seamless connections from the restaurants’ backend systems through to their customer-facing channels enabling restaurant enterprises to deliver innovation, differentiated experiences and competitive advantage. It’s the setup enterprise restaurants require to support omnichannel journeys and create a unified view of customer interactions, products, and management systems. We continuously strive to enhance and expand our omnichannel solutions to provide full integration of data points that drive guest satisfaction and operational efficiencies for restaurant enterprises across our offerings.
Government Segment
PAR’s Government segment provides technical expertise and development of advanced systems and software solutions for the U.S. Department of Defense (“DoD”), the intelligence community and other federal agencies. Additionally, we provide support services for satellite command and control, communication, and information technology systems at several DoD facilities worldwide. The Government segment has three principal contract offerings: intelligence, surveillance, and reconnaissance solutions, mission systems operations and maintenance, and commercial software products for use in analytic and operational environments that leverage geospatial intelligence data.
Corporate Information
Our principal executive office is located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website is www.partech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
“PAR®,” “Brink POS®,” “Punchh®,” “MENUTM,” “Data Central®,” “PAR® Pay,” “PAR® Payment Services” and other trademarks identifying our products and services appearing in this prospectus belong to us. This prospectus may also contain trade names and trademarks of other companies. Our use of such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.

RISK FACTORS
You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and the risk factors described in any accompanying prospectus supplement and other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement.
Our business, financial condition, results of operations, cash flows and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS
We will not receive any proceeds from the sale of any shares of common stock by the selling stockholders.
The selling stockholders will receive all of the net proceeds from the sale of any shares of common stock under this prospectus. The selling stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the selling stockholders for accounting, tax, and legal services and any other expenses incurred by the selling stockholders in disposing of the shares of common stock, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS
This prospectus covers 441,598 shares of common stock issued to the selling stockholders named below to permit each of such selling stockholders to resell such shares, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholders.
The selling stockholders may sell some, all or none of their shares of common stock covered by this prospectus. We do not know how long the selling stockholders will hold their shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of their shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus each of the selling stockholders will own in the future.
The table below sets forth the number of shares of our common stock that each selling stockholder may offer pursuant to this prospectus, as well as each selling stockholder’s beneficial ownership of our common stock prior to and following their sale of shares covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to our common stock. None of the selling stockholders currently own more than 1% of our outstanding common stock.
All information with respect to common stock ownership of the selling stockholders was furnished by each of the selling stockholders and is as of March 13, 2024. We believe, based on the information furnished to us, that each of the selling stockholders has sole voting and dispositive power with respect to all shares of common stock shown that it beneficially owns.
The information in the table below regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. Except as otherwise indicated in the table below, the address of each selling stockholder is c/o PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413.
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
A5 Holdings, LLC(1)	3,385	3,385	—	—%
Beck, Matthew	296	296	—	—%
Corrado, Emily	2,629	2,629	—	—%
Deitrich, Carly	1,127	1,127	—	—%
Freeport Stuzo LLC(2)	5,925	5,925	—	—%
Friedman, Richard	846	846	—	—%
Gunter Holdings, Inc.(3)	58,211	58,211	—	—%
Hawthorn, Daniel	939	939	—	—%
Kiser, Jake	14,010	14,010	—	—%
Lindinger, Christopher	2,629	2,629	—	—%
Longshore Capital Fund I, LP(4)	237,849	237,849	—	—%
McClean, Aaron	12,018	12,018	—	—%
Miller, Joseph	2,629	2,629	—	—%
Monat, Helene	1,690	1,690	—	—%
Nawrocki, Donald	1,502	1,502	—	—%
Pfau, Gunter	49,197	49,197	—	—%
Skaroff, Josh	438	438	—	—%
Spangler, Mark	5,258	5,258	—	—%
Squillaro, Letitia	188	188	—	—%

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
Stuzo Management, LLC(5)	28,138	28,138	—	—%
Wasserman, Scott	10,816	10,816	—	—%
Wicks, Joel	1,878	1,878	—	—%
Total	441,598	441,598	—	—%
(1)	Douglas J. Asad is the sole member and owner of A5 Holdings, LLC. The mailing address of this selling stockholder is 146 Chestnut St., Winnetka, IL 60093.
(2)
Freeport Financial Partners LLC is the investment manager and managing member of Freeport Stuzo LLC and has voting control over the shares. The business operations of Freeport Financial Partners LLC are run by its principals: Joseph Walker, Joshua Howie, Stephen Papalas and Matthew Gerdes. Each such individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The beneficial owner is located at c/o Freeport Financial Partners LLC, Freeport Stuzo LLC, 200 S. Wacker Drive, Suite 925, Chicago, IL 60606.

(3)	Gunter Pfau is the sole member and owner of Gunter Holdings, Inc. Gunter Pfau is located at 39 Angstadt Road, Fleetwood, PA 19522.
(4)
Longshore Capital Fund I, L.P. is controlled by Longshore Capital GP, LLC, its General Partner. Ryan Anthony and Nick Christopher are the Managing Members of Longshore Capital GP, LLC. Each such individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address is 110 N. Wacker Drive, Suite 3510, Chicago IL 60606.

(5)
The entity is controlled by a Board of Managers, consisting of Ryan Anthony, Nick Christopher and Gunter Pfau, which has voting control over the shares. Each such individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The beneficial owner is located at 110 N. Wacker Drive, Suite 3510, Chicago IL 60606.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of our capital stock and provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), and certain provisions of the Delaware General Corporation Law (“DGCL”). This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to “the Company,” “we,” “us” and “our” refer to PAR Technology Corporation and not to its subsidiaries.
Our authorized capital stock consists of 59,000,000 shares of stock, par value $0.02 per share, consisting of 58,000,000 shares of common stock and 1,000,000 shares of undesignated preferred stock.
Common Stock
As of March 11, 2024, we had 33,856,062 shares of common stock outstanding.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. At any meeting of stockholders, the holders of shares having a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the votes cast on a matter, other than the election of directors, will be the act of the stockholders, unless the vote of a minimum or other number or amount is provided for such matter by applicable law, the Certificate of Incorporation, the Bylaws or the rules and regulations of any stock exchange or other regulatory body, in which case such minimum or other vote will be the required vote of stockholders on such matter. Our directors are elected by a plurality, which means that at any meeting of the Company’s stockholders for the election of directors at which a quorum is present, nominees receiving a plurality of votes cast will be elected directors.
Subject to the rights, if any, of the holders of any then outstanding preferred stock, holders of our common stock are entitled to receive dividends out of any of the Company’s funds legally available when, as and if declared by our board of directors. Further, subject to the rights and preferences of the preferred stock, holders of our common stock share ratably in all assets of the Company in the event of the liquidation, dissolution or winding up of the Company.
Holders of our common stock have no preemptive, conversion, subscription or other rights, and the terms of our common stock contain no redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
As of March 11, 2024, there were no shares of preferred stock outstanding.
Pursuant to the Certificate of Incorporation, our board of directors has the authority, without further action by stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action, or make the removal of management more difficult.
Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
Except as otherwise provided by Delaware law or by any resolution adopted by our board of directors fixing the rights, preferences and privileges, the qualifications or restrictions of the preferred stock, the entire voting power of the shares of our capital stock for the election of directors and for all other purposes, as well as all other rights pertaining to shares of our capital stock vest exclusively in the common stock.

Registration Rights
In connection with financing of the Acquisition, we issued to the selling stockholders 441,598 shares of our common stock. We agreed to register the shares for resale under the Securities Act.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation, as Amended and Our Bylaws, as Amended
Certain provisions of Delaware law and the Certificate of Incorporation and Bylaws could make the acquisition of the Company more difficult. These provisions of the DGCL could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
Stockholder meetings. Under the Certificate of Incorporation, the board of directors, or the chair of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company may call special meetings of stockholders.
Requirements for advance notification of stockholder nominations and proposals. The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Action by written consent. Pursuant to the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action.
Election and removal of directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in the Bylaws. All directors (other than those who may be elected by the holders of any then outstanding preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal.
The board of directors has the exclusive right to increase or decrease the size of the board of directors, provided such number will not be less than a minimum of three (3) and more than a maximum of 15 directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by a sole remaining director, and the directors so chosen shall hold office, subject to the limitations set forth in the Bylaws, until the next annual meeting and until their respective successors are elected and qualified. Subject to the rights of the holders of any then outstanding preferred stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders.
Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Amendment of Provisions in the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2∕3% of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of the Certificate of Incorporation relating to calling special meetings of stockholders, stockholder actions by written consent, the number and election of directors, and director liability.

Amendment of Provisions in the Bylaws. The affirmative vote of 66 2∕3% of the stockholders entitled to vote generally for the election of directors, voting together as a single class, is required to amend the provisions of the Bylaws relating to calling special meetings of stockholders, the advance notice procedures, the number, nomination, election, term, and removal of directors.
Forum Selection Provisions in the Bylaws. The Bylaws provide that unless we select or consent in writing to the selection of an alternative forum, all complaints asserting any internal corporate claims, which are claims (including claims brought on the Company’s behalf): (i) that are based upon a violation of a duty (including any fiduciary duty) owed by a current or former director, officer, employee, or stockholder in such capacity; or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery, shall, to the fullest extent permitted by law and subject to applicable jurisdictional requirements, be made in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, subject matter jurisdiction, another state court or a federal court located within the State of Delaware).
Further, unless we select or consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The choice-of-forum provision in the Bylaws does not apply to suits brought to enforce any liability or duty created by the Exchange Act and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring or holding any interest in our common stock shall be deemed to have notice of and to have consented to the forum selection provisions described in the Bylaws.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “PAR.”

PLAN OF DISTRIBUTION
Resales by Selling Stockholders
We are registering the shares of common stock on behalf of the selling stockholders issued to such selling stockholders in connection with the Acquisition.
Any or all of the selling stockholders may offer the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares of common stock they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.
Types of Sale Transactions
The selling stockholders may sell the shares of common stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our common stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):
•	through the New York Stock Exchange or any other securities exchange that quotes the common stock;
•	in the over-the-counter market;
•	in underwritten transactions, exchange distributions and/or secondary distributions;
•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);
•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;
•	by pledge to secure debts and other obligations or on foreclosure of a pledge;
•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;
•	in a combination of any of the above transactions; or
•	any other method permitted pursuant to applicable law.
Selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:
•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;
•
enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

Selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:
•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;
•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.
The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.
Instead of selling shares of common stock under this prospectus, the selling stockholders may sell shares of common stock in compliance with applicable exemptions from registration under the Securities Act, if available.
Regulation M
We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.
Indemnification
We have agreed to indemnify selling stockholders against certain liabilities arising under the Securities Act from the registration of common stock.
Expenses of this Offering
We have agreed to pay certain expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

VALIDITY OF THE SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.
EXPERTS
The financial statements of PAR Technology Corporation as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus by reference to PAR Technology Corporation’s annual report on Form 10-K for the year ended December 31, 2023, and the effectiveness of PAR Technology Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PAR Technology Corporation
441,598 Shares
Common Stock

PROSPECTUS

March 13, 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth all expenses, other than underwriting discounts and commission, paid or payable by the registrant in connection with this offering. The selling stockholders will pay any underwriting discounts and commissions and other fees and expenses incurred by the selling stockholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholders in disposing of these shares, unless otherwise agreed to by the registrant. The registrant will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All amounts shown are estimates except for the SEC registration fee.
Amount To Be Paid
SEC registration fee	$2,741.47
Legal fees and expenses	$20,000
Accounting fees and expenses	$30,000
Miscellaneous expenses	$2,000
Total	$54,741.47
Item 15.	Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and our certificate of incorporation, as amended (the “Certificate of Incorporation”), and our amended and restated bylaws (the “Bylaws”).
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, or (iv) a director or officer for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
The Bylaws provide that the registrant shall to the fullest extent permitted by law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of the registrant, or is or was serving or has agreed to serve at the request of the registrant as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the registrant, or is or was serving or has agreed to serve at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful; except that in the case of an action or suit by or in the right of the registrant to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The Bylaws also provide that expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall to the fullest extent permitted by law be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized in the Bylaws.
The Bylaws provide that the foregoing indemnification provisions shall be deemed to be a contract between the registrant and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. The Bylaws provide that such contract right may not be modified retroactively without the consent of such director or officer.
The Bylaws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
The Bylaws provide that the registrant shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the provisions of the Bylaws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.
The Certificate of Incorporation relieves the registrant’s directors from monetary damages to registrant or its shareholders for breach of such director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits.
EXHIBIT INDEX
		Description of Exhibit Incorporated Herein by Reference
Exhibit Number	Exhibit Description	Form	File No.	Filling Date	Exhibit Number	Filed Herewith
4.1	Restated Certificate of Incorporation, as currently in effect	10-Q	001-09720	November 9, 2022	3.1
4.2	Amended and Restated Bylaws, as currently in effect	8-K	001-09720	February 14, 2024	3.1
4.3	Specimen Stock Certificate	S-2	333-04077	May 20, 1996	4
5.1	Opinion of Gibson, Dunn & Crutcher LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page hereto)					X
107	Filing Fee Table					X
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hartford, New York, on March 13, 2024.
PAR TECHNOLOGY CORPORATION

By:	/s/ Savneet Singh
Name:	Savneet Singh
Title:	Chief Executive Officer & President
(Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Savneet Singh, Bryan A. Menar and Cathy A. King, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Savneet Singh	Chief Executive Officer, President & Director (Principal Executive Officer)	March 13, 2024
Savneet Singh

/s/ Bryan A. Menar	Chief Financial Officer (Principal Financial)	March 13, 2024
Bryan A. Menar

/s/ Michael A. Steenberge	Chief Accounting Officer (Principal Accounting Officer)	March 13, 2024
Michael A. Steenberge

/s/ Linda Marie Crawford	Director	March 13, 2024
Linda Marie Crawford

/s/ Keith E. Pascal	Director	March 13, 2024
Keith E. Pascal

/s/ Douglas G. Rauch	Director	March 13, 2024
Douglas G. Rauch

/s/ Cynthia A. Russo	Director	March 13, 2024
Cynthia A. Russo

Signature	Title	Date
/s/ Narinder Singh	Director	March 13, 2024
Narinder Singh

/s/ James C. Stoffel	Director	March 13, 2024
James C. Stoffel